Press Release May 1, 2025

HF Sinclair Reports 2025 First Quarter Results and Announces Regular Cash Dividend

First Quarter

•Reported Net loss attributable to HF Sinclair stockholders of $4 million, or $(0.02) per diluted share, and adjusted net loss of $50 million, or $(0.27) per diluted share

•Reported EBITDA of $262 million and Adjusted EBITDA of $201 million

•Paid $95 million in regular quarterly dividends

•Announced regular quarterly dividend of $0.50 per share

Dallas, Texas, May 1, 2025 ‑ HF Sinclair Corporation (NYSE:DINO) (“HF Sinclair” or the “Company”) today reported first quarter Net loss attributable to HF Sinclair stockholders of $4 million, or $(0.02) per diluted share, for the quarter ended March 31, 2025, compared to Net income attributable to HF Sinclair stockholders of $315 million, or $1.57 per diluted share, for the quarter ended March 31, 2024. Excluding the adjustments shown in the accompanying earnings release table, adjusted net loss attributable to HF Sinclair stockholders for the first quarter of 2025 was $50 million, or $(0.27) per diluted share, compared to adjusted net income of $142 million, or $0.71 per diluted share, for the first quarter of 2024.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “For the first quarter, we delivered strong results in our Marketing, Midstream and Lubricants & Specialties businesses, and saw sequential improvement in Refining, despite the market headwinds and uncertainty caused by tariffs. Looking forward, we are encouraged by the recent improvement in refining margins and continue to focus on the execution of our strategic priorities to capture value across all of our business segments.”

Refining segment loss before interest and income taxes was $30 million for the first quarter of 2025 compared to income of $312 million for the first quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustments and certain items, the segment reported Adjusted EBITDA of $(8) million for the first quarter of 2025 compared to $209 million for the first quarter of 2024. This decrease was principally driven by lower adjusted refinery gross margins in both the West and Mid-Continent regions and lower refined product sales volumes. Adjusted refinery gross margin was $9.12 per produced barrel sold, a 28% decrease compared to $12.70 for the first quarter of 2024. Crude oil charge averaged 606,140 barrels per day (“BPD”) for the first quarter of 2025 compared to 604,930 BPD for the first quarter of 2024.

Renewables segment loss before interest and income taxes was $39 million for the first quarter of 2025 compared to a loss of $39 million for the first quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustments, the segment reported Adjusted EBITDA of $(17) million in the first quarter of 2025 compared to $(18) million in the first quarter of 2024. Our first quarter 2025 results were impacted by lower sales volumes and our inability to recognize benefits associated with the Producer’s Tax Credit due to the uncertainty surrounding the implementation of the legislation. Total sales volumes were 44 million gallons for the first quarter of 2025 compared to 61 million gallons for the first quarter of 2024.

Marketing segment income before interest and income taxes was $20 million for the first quarter of 2025 compared to $9 million for the first quarter of 2024. The segment reported EBITDA of $27 million for the first quarter of 2025 compared to $15 million for the first quarter of 2024. This increase was primarily driven by higher margins in the first quarter of 2025. Total branded fuel sales volumes were 294 million gallons for the first quarter 2025 as compared to 321 million gallons for the first quarter of 2024.

Lubricants & Specialties segment income before interest and income taxes was $63 million for the first quarter of 2025 compared to $65 million in the first quarter of 2024. The segment reported EBITDA of $85 million for the first quarter of 2025 compared to $87 million in the first quarter of 2024. During the first quarter of 2025, we recognized a FIFO benefit of $8 million compared to a FIFO charge of $1 million during the first quarter of 2024.

Midstream segment income before interest and income taxes was $63 million for the first quarter of 2025 compared to $92 million for the first quarter of 2024. Excluding certain items, the segment reported Adjusted EBITDA of $119 million for the first quarter of 2025 compared to $110 million for the first quarter of 2024. This increase was primarily driven by higher pipeline revenues in the first quarter of 2025 as compared to the first quarter of 2024.

For the first quarter of 2025, net cash used for operations totaled $89 million. At March 31, 2025, the Company’s Cash and cash equivalents totaled $547 million, a $253 million decrease compared to Cash and cash equivalents of $800 million at December 31, 2024. During the first quarter of 2025, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $95 million. Additionally, at March 31, 2025, the Company’s consolidated debt was $2,676 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share. The dividend is payable on June 3, 2025 to holders of record of common stock on May 15, 2025.

The Company has scheduled a webcast conference call for today, May 1, 2025, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/726973923. An audio archive of this webcast will be available using the above noted link through May 15, 2025.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,600 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company’s plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company’s existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza and Hezbollah conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including uncertainties regarding trade policies, such as the imposition of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic conditions, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31, 2025		Change from 2024
	2025	2024	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$6,370	$7,027	$(657)	(9)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	5,476	5,927	(451)	(8)%
Lower of cost or market inventory valuation adjustments	(117)	(219)	102	(47)%
Operating expenses	596	607	(11)	(2)%
	5,955	6,315	(360)	(6)%
Selling, general and administrative expenses (1)	104	103	1	1%
Depreciation and amortization	225	198	27	14%
Other operating expenses, net	5	—	5	100%
Total operating costs and expenses	6,289	6,616	(327)	(5)%
Income from operations	81	411	(330)	(80)%

Other income (expense):
Earnings of equity method investments	11	7	4	57%
Interest income	9	22	(13)	(59)%
Interest expense	(49)	(41)	(8)	20%
Other income (expense), net	(53)	3	(56)	(1,867)%
	(82)	(9)	(73)	811%
Income (loss) before income taxes	(1)	402	(403)	(100)%

Income tax expense	1	85	(84)	(99)%
Net income (loss)	(2)	317	(319)	(101)%
Less: net income attributable to noncontrolling interest	2	2	—	—%
Net income (loss) attributable to HF Sinclair stockholders	$(4)	$315	$(319)	(101)%

Earnings (loss) per share attributable to HF Sinclair stockholders:
Basic	$(0.02)	$1.57	$(1.59)	(101)%
Diluted	$(0.02)	$1.57	$(1.59)	(101)%
Cash dividends declared per common share	$0.50	$0.50	$—	—%
Average number of common shares outstanding (in thousands):
Basic	188,488	198,710	(10,222)	(5)%
Diluted	188,488	198,710	(10,222)	(5)%

EBITDA	$262	$617	$(355)	(58)%
Adjusted EBITDA	$201	$399	$(198)	(50)%
(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	March 31, 2025	December 31, 2024

	(In millions)
Cash and cash equivalents	$547	$800
Working capital	$2,323	$1,971
Total assets	$16,542	$16,643
Total debt	$2,676	$2,638
Total equity	$9,253	$9,346

Segment Information
Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, which includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants Inc.’s business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of our wholly-owned subsidiary Holly Energy Partners, L.P., which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, and Cushing Connect Pipeline & Terminal LLC, the owner of a pipeline running from Cushing, Oklahoma to Tulsa, Oklahoma, a 26.08% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah Terminal. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Three Months Ended March 31, 2025
Sales and other revenues:
Revenues from external customers	$4,923	$94	$686	$638	$29	$—	$6,370
Intersegment revenues and other (1)	728	96	—	—	127	(951)	—
	5,651	190	686	638	156	(951)	6,370
Cost of sales: (2)
Cost of materials and other (3)	5,140	183	652	453	—	(952)	5,476
Lower of cost or market inventory valuation adjustments	(116)	(1)	—	—	—	—	(117)
Operating expenses	461	23	—	64	46	2	596
	5,485	205	652	517	46	(950)	5,955
Selling, general and administrative expenses (2)	54	1	7	36	2	4	104
Depreciation and amortization	137	23	7	22	18	18	225
Other operating expenses, net	5	—	—	—	—	—	5
Income (loss) from operations	(30)	(39)	20	63	90	(23)	81
Earnings of equity method investments	—	—	—	—	12	(1)	11
Other income (expense), net	—	—	—	—	(39)	(14)	(53)
Income (loss) before interest and income taxes	(30)	(39)	20	63	63	(38)	39
Interest income	—	—	—	2	3	4	9
Interest expense	—	(2)	—	—	(3)	(44)	(49)
Income (loss) before income taxes	$(30)	$(41)	$20	$65	$63	$(78)	$(1)

Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$58	$1	$6	$10	$9	$2	$86

Three Months Ended March 31, 2024
Sales and other revenues:
Revenues from external customers	$5,373	$179	$776	$676	$23	$—	$7,027
Intersegment revenues and other (1)	831	60	—	2	132	(1,025)	—
	6,204	239	776	678	155	(1,025)	7,027
Cost of sales: (2)
Cost of materials and other (3)	5,475	230	753	493	—	(1,024)	5,927
Lower of cost or market inventory valuation adjustments	(220)	1	—	—	—	—	(219)
Operating expenses	472	26	—	64	46	(1)	607
	5,727	257	753	557	46	(1,025)	6,315
Selling, general and administrative expenses (2)	48	1	8	34	4	8	103
Depreciation and amortization	117	20	6	22	20	13	198
Income (loss) from operations	312	(39)	9	65	85	(21)	411
Earnings of equity method investments	—	—	—	—	7	—	7
Other income (expense), net	—	—	—	—	—	3	3
Income (loss) before interest and income taxes	312	(39)	9	65	92	(18)	421
Interest income	—	—	—	2	2	18	22
Interest expense	—	(2)	—	—	(8)	(31)	(41)
Income (loss) before income taxes	$312	$(41)	$9	$67	$86	$(31)	$402

Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$55	$3	$8	$5	$8	$10	$89
(1)Refining segment intersegment revenues relate to transportation fuels sold to the Marketing segment. Midstream segment revenues relate to pipeline and terminalling services provided primarily to the Refining segment, including leases. These transactions eliminate in consolidation.
(2)Exclusive of Depreciation and amortization.
(3)Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relates to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended March 31,
	2025	2024

Mid-Continent Region
Crude charge (BPD) (1)	260,610	259,030
Refinery throughput (BPD) (2)	276,490	273,890
Sales of produced refined products (BPD) (3)	255,360	272,460
Refinery utilization (4)	100.2%	99.6%

Average per produced barrel sold (5)
Gross margin (6)	$1.21	$7.44

Adjusted refinery gross margin (7)	$7.60	$10.47
Less: operating expenses (8)	7.12	6.40
Adjusted refinery gross margin, less operating expenses	$0.48	$4.07

Operating expenses per throughput barrel (9)	$6.57	$6.37

Feedstocks:
Sweet crude oil	51%	50%
Sour crude oil	25%	25%
Heavy sour crude oil	18%	19%
Other feedstocks and blends	6%	6%
Total	100%	100%

Sales of produced refined products:
Gasolines	53%	52%
Diesel fuels	29%	32%
Jet fuels	8%	6%
Fuel oil	1%	1%
Asphalt	3%	3%
Base oils	4%	4%
LPG and other	2%	2%
Total	100%	100%

	Three Months Ended March 31,
	2025	2024

West Region
Crude charge (BPD) (1)	345,530	345,900
Refinery throughput (BPD) (2)	370,090	369,410
Sales of produced refined products (BPD) (3)	366,430	359,010
Refinery utilization (4)	82.7%	82.8%

Average per produced barrel sold (5)
Gross margin (6)	$(0.01)	$5.40

Adjusted refinery gross margin (7)	$10.19	$14.39
Less: operating expenses (8)	9.06	9.59
Adjusted refinery gross margin, less operating expenses	$1.13	$4.80

Operating expenses per throughput barrel (9)	$8.97	$9.32

Feedstocks:
Sweet crude oil	31%	32%
Sour crude oil	44%	43%
Heavy sour crude oil	12%	12%
Wax crude oil	6%	7%
Other feedstocks and blends	7%	6%
Total	100%	100%

Sales of produced refined products:
Gasolines	54%	53%
Diesel fuels	33%	32%
Jet fuels	6%	5%
Fuel oil	2%	2%
Asphalt	1%	2%
LPG and other	4%	6%
Total	100%	100%

	Three Months Ended March 31,
	2025	2024

Consolidated
Crude charge (BPD) (1)	606,140	604,930
Refinery throughput (BPD) (2)	646,580	643,300
Sales of produced refined products (BPD) (3)	621,790	631,470
Refinery utilization (4)	89.4%	89.2%

Average per produced barrel sold (5)
Gross margin (6)	$0.49	$6.28

Adjusted refinery gross margin (7)	$9.12	$12.70
Less: operating expenses (8)	8.26	8.22
Adjusted refinery gross margin, less operating expenses	$0.86	$4.48

Operating expenses per throughput barrel (9)	$7.95	$8.06

Feedstocks:
Sweet crude oil	39%	39%
Sour crude oil	36%	36%
Heavy sour crude oil	15%	15%
Wax crude oil	3%	4%
Other feedstocks and blends	7%	6%
Total	100%	100%

Sales of produced refined products:
Gasolines	53%	53%
Diesel fuels	31%	32%
Jet fuels	7%	6%
Fuel oil	2%	1%
Asphalt	2%	2%
Base oils	2%	2%
LPG and other	3%	4%
Total	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products.
(7)Adjusted refinery gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(8)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced refined products.
(9)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by Refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relates to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2025	2024

Renewables
Sales of produced renewables products (in thousand gallons)	44,464	61,172
Average per produced gallon sold: (1)
Gross margin (2)	$(0.86)	$(0.63)

Adjusted renewables gross margin (3)	$0.16	$0.15
Less: operating expenses (4)	0.52	0.43
Adjusted renewables gross margin, less operating expenses	$(0.36)	$(0.28)
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products.
(3)Adjusted renewables gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced renewables products.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2025	2024

Marketing
Number of branded sites at period end (1)	1,664	1,547
Sales of refined products (in thousand gallons)	293,865	321,010
Average per gallon sold: (2)
Gross margin (3)	$0.09	$0.05
Adjusted marketing gross margin (4)	$0.12	$0.07
(1)Includes certain non-Sinclair branded sites.
(2)Represents the average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products.
(4)Adjusted marketing gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations.

	Three Months Ended March 31,
	2025	2024

Lubricants & Specialties
Sales of produced refined products (BPD)	28,940	31,104

Sales of produced refined products:
Finished products	54%	49%
Base oils	26%	27%
Other	20%	24%
Total	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations.

	Three Months Ended March 31,
	2025	2024

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	163,991	164,628
Affiliates—intermediate pipelines	138,402	138,071
Affiliates—crude pipelines	424,891	441,454
	727,284	744,153
Third parties—refined product pipelines	39,753	36,723
Third parties—crude pipelines	199,023	162,493
	966,060	943,369
Terminals and loading racks: (1)
Affiliates	990,867	1,019,974
Third parties	34,915	33,110
	1,025,782	1,053,084
Total for pipelines and terminal assets (BPD)	1,991,842	1,996,453
(1)Certain volumetric non-financial information has been recast to conform to current year presentation.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income (loss) attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense (benefit) and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) asset impairments, (iii) loss on sale of equity method investment, (iv) loss on early extinguishment of debt, and (v) acquisition integration costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income (loss) or Income (loss) from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are financial indicators widely used by investors and analysts to measure our operating performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
	2025	2024

	(In millions)
Net income (loss) attributable to HF Sinclair stockholders	$(4)	$315
Add: interest expense	49	41
Less: interest income	(9)	(22)
Add: income tax expense	1	85
Add: depreciation and amortization	225	198
EBITDA	$262	$617
Add: lower of cost or market inventory valuation adjustments	(117)	(219)
Add: asset impairments	1	—
Add: loss on sale of equity method investment	40	—
Add: loss on early extinguishment of debt	15	—
Add: acquisition integration costs	—	1
Adjusted EBITDA	$201	$399

EBITDA and Adjusted EBITDA attributable to our Refining segment are presented below:

	Three Months Ended March 31,
Refining Segment	2025	2024

	(In millions)
Income (loss) before interest and income taxes (1)	$(30)	$312
Add: depreciation and amortization	137	117
EBITDA	$107	$429
Add: lower of cost or market inventory valuation adjustments	(116)	(220)
Add: asset impairments	1	—
Adjusted EBITDA	$(8)	$209
(1)Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Renewables segment are set forth below:

	Three Months Ended March 31,
Renewables Segment	2025	2024

	(In millions)
Loss before interest and income taxes (1)	$(39)	$(39)
Add: depreciation and amortization	23	20
EBITDA	$(16)	$(19)
Add: lower of cost or market inventory valuation adjustments	(1)	1
Adjusted EBITDA	$(17)	$(18)
(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended March 31,
Marketing Segment	2025	2024

	(In millions)
Income before interest and income taxes (1)	$20	$9
Add: depreciation and amortization	7	6
EBITDA	$27	$15
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended March 31,
Lubricants & Specialties Segment	2025	2024

	(In millions)
Income before interest and income taxes (1)	$63	$65
Add: depreciation and amortization	22	22
EBITDA	$85	$87
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Midstream segment are presented below:

	Three Months Ended March 31,
Midstream Segment	2025	2024

	(In millions)
Income before interest and income taxes (1)	$63	$92
Add: depreciation and amortization	18	20
Less: net income attributable to noncontrolling interest	2	2
EBITDA	$79	$110
Add: loss on sale of equity method investment	40	—
Adjusted EBITDA	$119	$110
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Adjusted refinery gross margin is a non-GAAP performance measure and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin less operating expenses per produced barrel sold

	Three Months Ended March 31,
	2025	2024

	(In millions, except barrel and per barrel amounts)
Refining segment
Sales and other revenues	$5,651	$6,204
Cost of sales (1)	5,485	5,727
Depreciation and amortization	137	117
Gross margin	$29	$360
Add: lower of cost or market inventory valuation adjustments	(116)	(220)
Add: operating expenses	461	472
Add: depreciation and amortization	137	117
Adjusted refinery gross margin	$511	$729

Sales of produced refined products (BPD) (2)	621,790	631,470

Average per produced barrel sold:
Gross margin	$0.49	$6.28
Add: lower of cost or market inventory valuation adjustments	(2.09)	(3.84)
Add: operating expenses	8.26	8.22
Add: depreciation and amortization	2.46	2.04
Adjusted refinery gross margin	$9.12	$12.70
Less: operating expenses	8.26	8.22
Adjusted refinery operating expenses, less operating expenses	$0.86	$4.48
(1)Exclusive of Depreciation and amortization.
(2)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended March 31,
	2025	2024

	(In millions, except gallon and per gallon amounts)
Renewables segment
Sales and other revenues	$190	$239
Costs of sales (1)	205	257
Depreciation and amortization	23	20
Gross margin	$(38)	$(38)
Add: lower of cost or market inventory valuation adjustments	(1)	1
Add: operating expenses	23	26
Add: depreciation and amortization	23	20
Adjusted renewables gross margin	$7	$9

Sales of produced renewables products (in thousand gallons)	44,464	61,172

Average per produced gallon sold:
Gross margin	$(0.86)	$(0.63)
Add: lower of cost or market inventory valuation adjustments	(0.02)	0.02
Add: operating expenses	0.52	0.43
Add: depreciation and amortization	0.52	0.33
Adjusted renewables gross margin	$0.16	$0.15
Less: operating expenses	0.52	0.43
Adjusted renewables gross margin, less operating expenses	$(0.36)	$(0.28)
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended March 31,
	2025	2024

	(In millions, except gallon and per gallon amounts)
Marketing segment
Sales and other revenues	$686	$776
Costs of sales (1)	652	753
Depreciation and amortization	7	6
Gross margin	$27	$17
Add: depreciation and amortization	7	6
Adjusted marketing gross margin	$34	$23

Sales of refined products (in thousand gallons)	293,865	321,010

Average per gallon sold:
Gross margin	$0.09	$0.05
Add: depreciation and amortization	0.03	0.02
Adjusted marketing gross margin	$0.12	$0.07
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income (loss) attributable to HF Sinclair stockholders to adjusted net income (loss) attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash Lower of cost or market inventory valuation adjustments, asset impairments, loss on sale of equity method investment, loss on early extinguishment of debt and acquisition integration costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended March 31,
	2025	2024

	(In millions, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(1)	$402
Income tax expense	1	85
Net income (loss)	$(2)	$317
Less: net income attributable to noncontrolling interest	2	2
Net income (loss) attributable to HF Sinclair stockholders	$(4)	$315

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	$(117)	$(219)
Asset impairments	1	—
Loss on sale of equity method investment	40	—
Loss on early extinguishment of debt	15	—
Acquisition integration costs	—	1
Total adjustments to income (loss) before income taxes	$(61)	$(218)
Adjustment to income tax expense (benefit) (1)	(15)	(45)
Adjustments to net income attributable to noncontrolling interest	—	—
Total adjustments, net of tax	$(46)	$(173)

Adjusted results - non-GAAP:
Adjusted income (loss) before income taxes	(62)	184
Adjusted income tax expense (benefit) (2)	(14)	40
Adjusted net income (loss)	$(48)	$144
Less: net income attributable to noncontrolling interest	2	2
Adjusted net income (loss) attributable to HF Sinclair stockholders	$(50)	$142
Adjusted earnings (loss) per share - diluted (3)	$(0.27)	$0.71
(1)Represents adjustment to GAAP income tax expense (benefit) to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended March 31,
	2025	2024

	(In millions)
Non-GAAP income tax expense (benefit) (2)	$(14)	$40
GAAP income tax expense	1	85
Non-GAAP adjustment to income tax expense	$(15)	$(45)
(2)Non-GAAP income tax expense (benefit) is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings (loss) per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended March 31,
	2025	2024

	(In millions)
GAAP:
Income (loss) before income taxes	$(1)	$402
Income tax expense	$1	$85
Effective tax rate for GAAP financial statements (1)	(205.2)%	21.3%
Adjusted - non-GAAP:
Effect of non-GAAP adjustments	227.8%	0.2%
Effective tax rate for adjusted results	22.6%	21.5%
(1)    Due to rounding of reported numbers, some amounts may not calculate exactly.

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510